                               POWERS OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Freedom Chemical Company (the "Company") hereby severally constitutes and appoints Fred
P. Rullo and Brian F. McNamara, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in his capacity as a director of the Company, the Registration Statement on Form S-1 (No. 33-84778) and any and all pre-effective and post-effective amendments to the Registration Statement, and generally to do all such things in his name and on his behalf in his capacity as director to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming his signature as it may be signed by said attorneys or any of them, to the Registration Statement and any and all amendments thereto.

      IN WITNESS WHEREOF, the undersigned has signed these presents this 6th day of January, 1997.


                          /s/ Alexander R. Castaldi
                        ---------------------------------
                              Alexander R. Castaldi